                                                                    EXHIBIT 12.1


                                CHI ENERGY, INC.
              STATEMENT REGARDING COMPUTATIONS OF RATIO/DEFICIENCY

                       OF EARNINGS TO FIXED CHARGES AND OF
   RATIO/DEFICIENCY OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                 (in thousands)

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

                                                         REORGANIZED
                                                           COMPANY                             PREDECESSOR COMPANY
                                                    ---------------------  ---------------------------------------------------------
                                                    YEAR ENDED  NOV. 8 TO  JULY 1 TO
                                                     DEC. 31     DEC. 31     NOV. 7               FISCAL YEAR ENDED JUNE 30,
                                                      1998        1997        1997        1997        1996         1995       1994
                                                      ----        ----        ----        ----        ----         ----       ----
Income/(loss) before provision for income taxes,
    extraordinary item and cumulative effect of
    accounting changes                              $ 6,790     $  1,481   $ (9,319)   $(11,161)   $ (95,712)   $(15,899)  $(14,126)

Add: Interest expense                                 8,048        1,260      7,741      29,591       26,876      21,778     18,980
     Amortization of debt                              --           --          108         448          448         448        451
     Imputed interest - operating lease  (a)          1,268         --          677       1,436        1,533       1,621      1,705
                                                    -------     --------   --------    --------    ---------    --------   --------
         Total earnings/(loss)                      $16,106     $  2,741   $   (793)   $ 20,314    $ (66,855)   $  7,948   $  7,010
                                                    =======     ========   ========    ========    =========    ========   ========
Fixed charges:
     Interest expense                               $ 8,048     $  1,260   $  7,741    $ 29,591    $  26,876    $ 21,778   $ 18,980
     Capitalized interest                              --           --           68         189        1,705       2,951      2,303
     Amortization of debt                              --           --          108         448          448         448        451
     Imputed interest - operating lease  (a)          1,268         --          677       1,436        1,533       1,621      1,705
                                                    -------     --------   --------    --------    ---------    --------   --------
                                                    $ 9,316     $  1,260   $  8,594    $ 31,664    $  30,562    $ 26,798   $ 23,439
                                                    =======     ========   ========    ========    =========    ========   ========


Ratio of earnings to fixed charges                     1.73         2.18       --          --           --          --         --
                                                    =======     ========   ========    ========    =========    ========   ========

Deficiency of earnings to fixed charges                --           --     $  9,387    $ 11,350    $  97,417    $ 18,850   $ 16,429
                                                    =======     ========   ========    ========    =========    ========   ========

Preferred dividend requirement                         --           --     $  6,060    $ 25,891    $  23,732    $ 22,108   $ 20,688
                                                    =======     ========   ========    ========    =========    ========   ========

Ratio of earnings to fixed charges and preferred
     stock dividends                                   1.73         2.18       --          --           --          --         --
                                                    =======     ========   ========    ========    =========    ========   ========
Deficiency of earnings to fixed charges and
     preferred stock dividends                         --           --     $ 15,447    $ 37,241    $ 121,149    $ 40,958   $ 37,117
                                                    =======     ========   ========    ========    =========    ========   ========

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(a)  The percent of rent included above represents a reasonable approximation of the interest factor.